Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-33305 of Alliant Techsystems Inc. on Form S-8 of our report dated May 17, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 2000.

                      /s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
January 22, 2001